Exhibit 13.2
Azul S.A.
Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Azul S.A. (the “company”) is filing with the U.S. Securities and Exchange Commission, on the date hereof, its annual report on Form 20-F for the fiscal year ended December 31, 2022 (the “Report”). Pursuant to Exchange Act Rules 13a - 14(b) or 15d - 14(b) and to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the company hereby certifies, to such officer´s knowledge, that:

(a) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

By:	/s/ Alexandre Wagner Malfitani
Name:	Alexandre Wagner Malfitani
Title:	Chief Financial Officer and Investor Relations Officer

Barueri/SP, Brazil, April 19, 2023.

A signed original of this written statement required by Section 906 has been provided to the company and will be retained by the company and furnished to the U.S. Securities and Exchange Commission or its staff upon request.
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